EXECUTION COPY

                           NOTE AND SECURITY AGREEMENT

     NOTE AND SECURITY AGREEMENT, dated as of February 24, 2010, by and among David Sheerr, whose principal address is 130 Corporate Drive, Montgomeryville, PA 18936 ("Sheerr") and Dataram Corporation ("Dataram"), whose principal address is Route 571, P.O. Box 7528, Princeton, NJ 08543-7528.

     WHEREAS, Dataram wishes to borrow from Sheerr, and Sheerr wishes to lend to Dataram, the sum of $1,000,000.00 (the "Loan") upon the terms and conditions set forth herein; and

     WHEREAS, in order to induce Sheerr to extend such accommodations, Dataram is willing to grant to Sheerr a first priority security interest in the Collateral (as defined herein);

     NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. Loan. Dataram hereby acknowledges receipt of the sum of $1,000,000.00 and agrees to pay to the order of Sheerr, in the manner hereinafter specified, the sum of $1,000,000.00 with interest from the date hereof at the fixed rate of 5.25% per annum, calculated on the basis of a 360 day year, on the balance from time to time remaining unpaid. Accrued interest shall be payable monthly on the 15th day of each month, or the next business day if such date falls on a Saturday, Sunday or holiday for banks located in New Jersey. Principal and accrued interest shall be payable six months from the date of this Agreement, which date of repayment may be extended at the discretion of Dataram for a period not to exceed three months; provided, however, that the principal and all accrued interest shall become immediately due and payable, in full, upon Sheerr's termination of employment by Dataram or his assignment to an office of Dataram other than 130 Corporate Drive, Montgomeryville, PA. 18936. Dataram may prepay any or all sums due under this Agreement at any time without penalty. All payments shall be made to Sheerr at the address listed above or at such other address or wire instructions as Sheerr shall designate in writing.

     2. Grant of Security Interest. In order to secure the obligations of Dataram to repay the Loan, interest thereon, and any other sums payable by Dataram to Sheerr (the "Payment Obligations"), Dataram hereby assigns, grants and pledges to Sheerr a continuing first priority security interest in all machinery, equipment and inventory of Dataram now or hereafter existing at its 130 Corporate Drive, Montgomeryville, PA 18936 location, together will all additions and accessions thereto and substitutions therefor (collectively, the "Collateral").
            Dataram will not, without the prior written consent of Sheerr, other than in the ordinary course of business (i) sell, assign or transfer (by operation of law or otherwise) any Collateral or
            (ii) move any Collateral.

     3. Preservation and Protection of Security Interest. Dataram represents and warrants that it has, and covenants and agrees that at all times during the term of this Agreement, it will have, good and marketable title to the Collateral from time to time owned or acquired by it free and clear of all mortgages, pledges, liens, security interests, charges or other encumbrances, except those in favor of Sheerr, and shall defend the Collateral against the claims and demands of all persons, firms and entities whomsoever. Dataram covenants and agrees that it shall not, without the prior written consent of Sheerr
            (i) borrow against the Collateral or any portion of the Collateral from any other person, firm or entity, (ii) grant or create or permit to attach or exist any mortgage, pledge, lien, charge or other encumbrance, or security interest on, of or in any of the collateral or any portion of the Collateral except those in favor of Sheerr, (iii) permit any levy or attachment to be made against the Collateral or any portion of the Collateral or (iv) permit any financing statements to be on file with respect to any of the Collateral, except financing statements in favor of Sheerr. Dataram shall faithfully preserve and protect Sheerr's security interest in the Collateral and shall at its own cost and expense, cause that security interest to be perfected and continue to be perfected so long as the Loan or any portion of the Loan is outstanding, unpaid or executory.
            For purposes of the perfection of Sheerr's security interest in the Collateral in accordance with the requirements of this Agreement, Dataram shall from time to time at the request of Sheerr file or record, or cause to be filed or recorded, such instruments, documents and notices, including assignments, financing statements and continuation statements (including, without limitation, financing statements filed in the State of New Jersey, as Sheerr may deem necessary or advisable from time to time in order to perfect and continue perfected such security interest. Dataram shall do all such other acts and things and shall execute and deliver all such other instruments and documents, including further security agreements, pledges, endorsements, assignments and notices, as Sheerr in its reasonable discretion, may deem necessary or advisable from time to time in order to perfect and preserve the priority of such security interest as a first lien security interest in the Collateral prior to the rights of all third persons, firms and entities, except as may be otherwise provided in this Agreement. Dataram irrevocably appoints Sheerr (and any of Sheerr's designated agents) as the attorney-in-fact of Dataram to do all acts and things which may reasonably deem necessary or advisable from time to time to preserve, perfect and continue perfected Sheerr's security interest in the Collateral in accordance with the requirements of this Agreement, including, but not limited to, signing any financing statements or amendments to financing statements evidencing Sheerr's security interest in the Collateral for and on behalf of Dataram. Dataram agrees that a carbon, photographic or other reproduction of this Agreement or a financing statement is sufficient as a financing statement and may be filed instead of the original.

     4. Default. If any of the sums of principal or interest mentioned herein are not promptly paid when due, or if each and every agreement, stipulation, condition and covenant of this Agreement are not fully performed, complied with or abided by, or if Dataram shall file or have a petition filed against it under any applicable bankruptcy or insolvency laws or makes an assignment for the benefit of creditors or otherwise admits in writing a failure to pay debts as they fall due (an "Event of Default"), then any Payment Obligations shall at the option of the holder hereof become at once due and collectible without notice, time being of the essence. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Dataram hereby waives presentment, protest, notice of protest and notice of dishonor and agrees to pay all costs, including reasonable attorneys' fees, whether suit be brought or not, if, after the date any payment is due hereunder or a default has occurred hereunder, counsel shall be employed to collect any Payment Obligations or to protect the security of the Collateral.

     5. Rights and Remedies of a Secured Party. (a) In addition to all rights and remedies given to Sheerr by this Agreement, Sheerr shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of New Jersey.

            (b) Sheerr shall have such other rights and remedies which Sheerr may have at law or in equity or under this Agreement, including without limitation, but only after 10 days' written notice to Dataram, the right to enter any premises where the Collateral is located and take possession and control thereof without demand or notice and without prior judicial hearing or legal proceedings, which Dataram expressly waives. Thereafter, Sheerr may immediately sell any or all Collateral at private sale at any time or place in one or more sales, at such price or prices and upon such terms, either for cash or on credit, as Sheerr, in his sole discretion exercised in good faith, may elect, or sell any or all Collateral at public auction, either for cash or on credit, as Sheerr, in his sole discretion exercised in good faith, may elect, and at any such sale, Sheerr may bid for and become the purchaser of any or all such Collateral. Sheerr shall apply the proceeds of any sale or liquidation of the Collateral, first to the payment of the reasonable costs and expenses incurred by Sheerr in connection with such sale or collection, including without limitation reasonable attorneys' fees and legal expenses, second to the payment of the Payment Obligations, whether on account of principal or interest or otherwise as Sheerr in his sole discretion may elect, and then to pay the balance, if any, to Dataram or as otherwise required by law. If such proceeds are insufficient to pay the amounts required by this Agreement, Dataram shall be liable for any deficiency. The right of Sheerr under this paragraph to take possession of and sell the Collateral is of the essence of this Agreement and Sheerr may, at his election, enforce such right by an action in equity for injunctive relief or specific performance.

     6. Continuing Obligations; Remedies, etc., Cumulative. This Agreement shall create a continuing security interest in the collateral, and all covenants and agreements of Dataram shall survive until payment in full of all Payment Obligations. This Agreement shall be binding upon Dataram and its respective successors and assigns and shall inure to the benefit of Sheerr and his respective heirs and assigns. Each right, power and remedy of Sheerr provided for in this Agreement, now or hereafter existing at law or in equity or by statute, shall be cumulative, and may be exercised cumulatively or concurrently and are not exclusive of any rights or remedies provided by law.

     7. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8. Governing Law; Terms. this Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey without regard to principles of conflict of laws, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of the Collateral are governed by the laws of a jurisdiction other than the State of New Jersey.

     9. Judicial Proceedings; Jury Trial Waiver. Any judicial proceeding brought with respect to this Agreement may be brought in any court of competent jurisdiction in Mercer County, the State of New Jersey or in Montgomery County, Commonwealth of
            Pennsylvania, and each party hereto hereby waives any objection that they may have to the laying of venue in any such court or that any such court is an inconvenient forum or does not have personal jurisdiction over them. Each party hereto agrees that service of process may be made upon it by mailing a copy of said process to such party, by certified or registered mail, return receipt requested, at its address set forth herein. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS
            AGREEMENT, THE RELATIONSHIP ESTABLISHED HEREUNDER OR ANY
            DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH. No failure or delay on the part of Sheerr in exercising any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof or of any other right, remedy, power or privilege of Sheerr hereunder; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other right, remedy, power or privilege or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     10. Further Assurances. Each party hereto agrees to (i) execute and deliver, or to cause to be executed and delivered, all such other and further agreements, documents and instruments (including, but not limited to, any UCC financing statements, amendments or continuations thereto or terminations thereof) and
            (ii) take or cause to be taken all such actions as the other party may reasonably request to effectuate the intent and purposes, and to carry out the terms, of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                            /s/ David Sheerr
                                         ____________________________________
                                            David Sheerr


                                        DATARAM CORPORATION


                                        By: /s/ Mark Maddocks
                                        _____________________________________
                                           Name: Mark Maddocks
                                           Title: Vice-President, Finance





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